Calculation of Filing Fee Tables
S-1
PLUS THERAPEUTICS, INC.
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Equity	Units, each consisting of	457(o)			$ 14,375,000.00	0.0001381	$ 1,985.19
Fees to be Paid	2	Equity	(i) One share of common stock	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	3	Equity	(ii)One warrant to purchase one share of common stock	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	4	Equity	Pre-funded units, each consisting of	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	5	Equity	(i) one pre-funded warrant to purchase one share of common stock	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	6	Equity	(ii) one warrant to purchase one share of common stock	Other			$ 0.00	0.0001381	$ 0.00
Fees to be Paid	7	Equity	Shares of common stock underlying warrants	457(o)			$ 14,375,000.00	0.0001381	$ 1,985.19
Fees to be Paid	8	Equity	Shares of common stock underlying pre-funded warrants	Other			$ 0.00	0.0001381	$ 0.00
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 28,750,000.00		$ 3,970.38
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 3,970.38
			Net Fee Due:						$ 0.00
Offering Note
[1]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (3) The proposed maximum aggregate offering price of the units will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units issued in the offering, and the proposed maximum aggregate offering price of the pre-funded units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the units and pre-funded units (including the shares of common stock issuable upon exercise of the warrants and the pre-funded warrants), if any, is $14,375,000.

[2]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[3]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[4]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (3) The proposed maximum aggregate offering price of the units will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units issued in the offering, and the proposed maximum aggregate offering price of the pre-funded units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the units and pre-funded units (including the shares of common stock issuable upon exercise of the warrants and the pre-funded warrants), if any, is $14,375,000.

[5]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[6]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (4) No separate registration fee is payable pursuant to Rule 457(g) under the Securities Act.

[7]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (3) The proposed maximum aggregate offering price of the units will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units issued in the offering, and the proposed maximum aggregate offering price of the pre-funded units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the units and pre-funded units (including the shares of common stock issuable upon exercise of the warrants and the pre-funded warrants), if any, is $14,375,000. (5) As estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(g) under the Securities Act, the proposed maximum aggregate offering price of the shares underlying the warrants is equal to $14,375,000 (which is equal to 100% of the proposed maximum aggregate offering price for the units of $14,375,000).

[8]	(1) This registration statement also includes an indeterminate number of securities that may become offered, issuable or sold to prevent dilution resulting from stock splits, stock dividends and similar transactions, which are included pursuant to Rule 416 under the Securities Act of 1933, as amended (the "Securities Act"). (2) Includes the offering price of additional shares of common stock, pre-funded warrants or warrants or any combination thereof that the underwriter has the option to purchase to solely cover over-allotments, if any. (3) The proposed maximum aggregate offering price of the units will be reduced on a dollar-for-dollar basis based on the offering price of any pre-funded units issued in the offering, and the proposed maximum aggregate offering price of the pre-funded units to be issued in the offering will be reduced on a dollar-for-dollar basis based on the offering price of any units issued in the offering. Accordingly, the proposed maximum aggregate offering price of the units and pre-funded units (including the shares of common stock issuable upon exercise of the warrants and the pre-funded warrants), if any, is $14,375,000.

Table 2: Fee Offset Claims and Sources	☐Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims
Fee Offset Sources
Rule 457(p)
Fee Offset Claims	1, 2	Plus Therapeutics, Inc.	S-3	333-286393	04/04/2025		$ 3,970.38	Equity	Common Stock, par value $0.001 per share	0	$ 0.00
Fee Offset Sources		Plus Therapeutics, Inc.	S-3	333-286393		04/04/2025						$ 194,082.78
Rule 457(p) Statement of Withdrawal, Termination, or Completion:
[1]	The Prior Registration Statement (as defined below) was not declared effective and no securities were sold thereunder.

Offset Note
[2]	A filing fee of $194,082.78 was previously paid in connection with the registration statement on Form S-3 (No. 333-286393) filed by the registrant on April 4, 2025 (the "Prior Registration Statement"). The registrant withdrew the Prior Registration Statement by filing a Form RW on June 23, 2025. As the Prior Registration Statement was not declared effective, no securities were sold thereunder. Accordingly, the full $194,082.78 filing fee previously paid in connection with the Prior Registration Statement remains available to be used to offset the fee currently due and additional fees that may become due for future registration statements. In accordance with Rule 457(p) of the Securities Act, such previously paid filing fee will offset the filing fee of $3,970.38 currently due pursuant to this registration statement.

Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A